UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 25, 2015

NORTHSTAR REALTY FINANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	No. 001-32330	No. 02-0732285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On June 25, 2015, NorthStar Realty Finance Corp. (the “Company”), NorthStar Realty Finance Limited Partnership, the operating partnership through which the Company conducts its business (the “Operating Partnership”), and NorthStar Realty Europe Corp., a wholly owned subsidiary of the Company (“NorthStar Realty Europe”), entered into a purchase agreement (the “Purchase Agreement”) with Deutsche Bank Securities Inc. (“DBSI”), as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), under which NorthStar Realty Europe agreed to sell, and the Initial Purchasers severally agreed to purchase, $300 million aggregate principal amount of its 4.625% Senior Stock-Settlable Notes due December 2016 (the “Notes”), in a private offering exempt from registration in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). NorthStar Realty Europe also granted the Initial Purchasers an option, exercisable for 30 days, to purchase up to an additional $60 million aggregate principal amount of the Notes. The Purchase Agreement contemplates the resale by the Initial Purchasers of the Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act (the “Offering”).

NorthStar Realty Europe intends to lend the net proceeds of the sale of the Notes to subsidiaries of the Company, which intend to use such amounts for general corporate purposes, which may include, among other things: the funding of acquisitions, including additional European commercial real estate and other assets; and the repayment of the Company’s indebtedness, including amounts outstanding under its corporate revolving credit facility with an affiliate of DBSI as the administrative and collateral agent and the lenders party thereto which accrues interest at a per annum rate equal to LIBOR plus 3.50% (or 3.68% per annum as of June 4, 2015) and is due on August 5, 2017.

The Company and NorthStar Realty Europe expect to enter into an agreement at the time of the previously announced spin-off of NorthStar Realty Europe from the Company providing that NorthStar Realty Europe will reimburse the Company for any principal or interest payments on the Notes made by the Company following completion of the spin-off.

The Purchase Agreement contains customary representations, warranties and agreements of the Company, the Operating Partnership and NorthStar Realty Europe, conditions to closing, indemnification rights and obligations of the parties and termination provisions. Under the terms of the Purchase Agreement, the Company, the Operating Partnership and NorthStar Realty Europe agreed to indemnify the Initial Purchasers against certain specified types of liabilities, including liabilities under the Securities Act, to contribute to payments the Initial Purchasers may be required to make in respect of those liabilities and to reimburse the Initial Purchasers for certain expenses. In the ordinary course of business, the Initial Purchasers or their respective affiliates have engaged and may in the future engage in various financing, commercial banking and investment banking services with, and provide financial advisory services to, the Company and its affiliates for which they have received or may receive customary fees and expenses.

Indenture

On July 1, 2015, NorthStar Realty Europe issued and sold $300 million aggregate principal amount of the Notes in the Offering pursuant to the Purchase Agreement. The Notes were issued pursuant to an Indenture, dated as of July 1, 2015 (the “Indenture”), among NorthStar Realty Europe, as Issuer, the Company and the Operating Partnership, as guarantors (the “Guarantors”), and Wilmington Trust, National Association, as Trustee, and are unsecured and unsubordinated obligations of NorthStar Realty Europe. Payments on the Notes are unconditionally guaranteed by the Guarantors on an unsecured and unsubordinated basis. Subject to specified conditions being met, including completion of the planned spin-off of NorthStar Realty Europe by the Company, the listing of NorthStar Realty Europe’s common stock, $0.01 par value, and public notice at least 60 days prior to maturity, NorthStar Realty Europe may elect to settle all or part of the principal value of the Notes in its common stock in lieu of cash, in which case the number of shares delivered per Note will be based on NorthStar Realty Europe common stock prices during a measurement period immediately preceding the maturity date.

The Notes will bear interest at a rate of 4.625% per annum, accruing from July 1, 2015, which will be payable in cash. Interest on the Notes will be paid on December 15, 2015, June 15, 2016 and December 15, 2016 (the “Stated Maturity Date”), and the Notes will mature on the Stated Maturity Date unless previously redeemed or repurchased by NorthStar Realty Europe. Net proceeds of the Offering were approximately $291.5 million after deducting the Initial Purchasers' discount and other expenses of the Offering. Terms used in this Current Report on Form 8-K but not defined herein have the meaning set forth in the Indenture.

Prior to the Stated Maturity Date, NorthStar Realty Europe will have the right to redeem the Notes, in whole or in part, provided that no redemption in part would result in the aggregate principal amount of the Notes outstanding being reduced to less than $100 million, upon not less than 15 nor more than 60 days’ prior written notice. The Notes may be redeemed at a redemption price equal to the greater of (x) 100% of the principal amount of the Notes to be redeemed; and (y) the sum of the present values of the remaining scheduled payments of interest and principal on the Notes to be redeemed (exclusive of any unpaid interest accrued to, but not including, such redemption date), discounted to such date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate of 0.50% per annum, plus in each case unpaid interest, if any, accrued to, but not including, such date of redemption. Upon notice of any share settlement election by NorthStar Realty Europe, the Notes will cease to be subject to redemption prior to their Stated Maturity Date.

The above summaries of the Purchase Agreement, the Indenture and the Offering do not purport to be complete and are qualified in their entirety by the Purchase Agreement and the Indenture, copies of which are attached to this Current Report on Form 8-K as Exhibits 1.1 and 4.1, respectively, and incorporated by reference herein.

Item 8.01 Other Events.

On June 24, 2015, the Company announced via a press release (the “Launch Press Release”) that NorthStar Realty Europe had commenced the Offering. On June 26, 2015, the Company announced via a press release (the “Pricing Press Release”) that NorthStar Realty Europe had priced the Offering.

Copies of the Launch Press Release and the Pricing Press Release are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Safe Harbor Statement

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “expect,” “intend” or other similar words or expressions. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Such statements include, but are not limited to, the Company’s ability to complete the proposed spin-off of NorthStar Realty Europe within the timeframe contemplated or at all; changes in economic conditions generally and the real estate and bond markets specifically, completion of the offering on the terms described; the ability to complete acquisitions, including additional European commercial real estate and other assets; use of proceeds from the sale of the Notes; and various conflicts of interest in the Company’s relationship with NSAM. Additional factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and its other filings with the Securities and Exchange Commission. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to the Company on the date of this report and the Company is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

1.1	Purchase Agreement, dated June 25, 2015, by and among NorthStar Realty Europe Corp., NorthStar Realty Finance

Corp., NorthStar Realty Finance Limited Partnership and Deutsche Bank Securities Inc. as Representative of the several Initial Purchasers named therein.

4.1	Indenture, dated as of July 1, 2015, by and among NorthStar Realty Europe Corp., NorthStar Realty Finance Corp., NorthStar Realty Finance Limited Partnership and Wilmington Trust, National Association.

4.2	Form of Note of NorthStar Realty Europe Corp. (included in Exhibit 4.1).

4.3	Form of Guarantee of NorthStar Realty Finance Corp. and NorthStar Realty Finance Limited Partnership (included in Exhibit 4.1).

99.1	Press Release, dated June 24, 2015.

99.2	Press Release, dated June 26, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REALTY FINANCE CORP.

Date: July 1, 2015	By:	/s/ Ronald J. Lieberman
Name: Ronald J. Lieberman
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Purchase Agreement, dated June 25, 2015, by and among NorthStar Realty Europe Corp., NorthStar Realty Finance Corp., NorthStar Realty Finance Limited Partnership and Deutsche Bank Securities Inc. as Representative of the several Initial Purchasers named therein.

4.1	Indenture, dated as of July 1, 2015, by and among NorthStar Realty Europe Corp., NorthStar Realty Finance Corp., NorthStar Realty Finance Limited Partnership and Wilmington Trust, National Association.

4.2	Form of Note of NorthStar Realty Europe Corp. (included in Exhibit 4.1).

4.3	Form of Guarantee of NorthStar Realty Finance Corp. and NorthStar Realty Finance Limited Partnership (included in Exhibit 4.1).

99.1	Press Release, dated June 24, 2015.

99.2	Press Release, dated June 26, 2015.